UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2006

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-028259
(Commission File Number)

84-1516745
(IRS Employer Identification No.)

Suite 1040 - 1055 West Hastings Street
Vancouver, British Columbia V6E 2E9 Canada
(Address of principal executive offices and Zip Code)

604.609.7736
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On February 20, 2006, we closed a private placement consisting of 1,500,000 units at a price of $0.20 per unit resulting in gross proceeds of US$300,000. Each Unit consist of one (1) common share and one (1) share purchase warrants to purchase one (1) common share at US$0.25 per share. On February 24, 2006, we closed a private placement consisting of 250,000 units at a price of $0.20 per unit resulting in gross proceeds of US$50,000. Each Unit consist of one (1) common share and one (1) share purchase warrants to purchase one (1) common share at US$0.25 per share. In both cases, if the shares trade above $0.50 per share for a period of thirty (30) days, we have the right, but not the obligation to force conversion of the warrants. The proceeds will be used for general corporate purposes and to expand research and development and marketing activities of our three products. The investor has agreed to assist with business development in Europe.

The shares were issued to one accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.

10.2	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

By:
Steve Vestergaard
President and CEO Date: March 2, 2006